Exhibit 99.1

Brain Scientific, Creator of Next Gen Neurology Technologies, Announces

Regulation A+ Offering

Widening its Investor Network will Allow Brain Scientific to Continue its Work in Creating

Advanced Technology Devices and Software for the Neurology Market

NEW YORK, December 15, 2020 -- Brain Scientific Inc. (OTCQB: BRSF), a neurology-focused medical device and software company, today announced it has launched a Regulation A+ equity crowdfunding campaign following the qualification of its Form 1-A offering circular by the U.S. Securities and Exchange Commission. The purpose of this offering is to allow both accredited and non-accredited potential investors the opportunity to help the Company further the penetration of its technologies within the neurology market.

Brain Scientific's Regulation A+ will allow the Company to sell units at $9 each, with a minimum investment of $500. The units consist of five(5) shares of common stock and one warrant to purchase common stock. All investments can be processed by check, ACH payments, wire transfer or major credit cards. The offering will be on a best-efforts basis through the website, www.brainscientific.com/invest-now/, where the Offering Circular relating to the offering is posted.

The news follows the recent launch of Brain Scientific’s NeuroCap, a disposable, pre-gelled hospital-grade EEG headset that can be applied easily and quickly by a member of a clinical staff. The Company believes its FDA-cleared disposable EEG technologies and secure cloud-based infrastructure for patient data addresses the need for comfort, speed, and reliability within brain diagnostics. Brain Scientific plans to continue to bring innovation to the brain diagnostics market with its product roadmap, which includes long-term monitoring capabilities and a database of brain biomarkers powered by artificial intelligence, which are currently in development.

The brain monitoring industry is composed of smaller markets that aim to understand, diagnose, treat, and cure mental conditions. Brain Scientific's technology is fulfilling a growing need for improved brain monitoring across many neurological conditions including Alzheimer's, depression, epilepsy, dementia, sleep disorders, and more. There are 50 million people worldwide who have epilepsy alone, and it's been estimated 70% could live seizure-free if properly diagnosed and treated. More than 47.5 million people globally have dementia, with 7.7 million new cases every year. Alzheimer's disease is the most common cause of dementia and may contribute to 60–70% of cases.

“Our Regulation A+ offering will showcase our company to a much broader pool of potential investors, opening the door for additional growth opportunities to continue our work in providing needed solutions for optimal care and efficiency in neurology,” said Boris Goldstein, Chairman Brain Scientific. “With the wide-scale availability of NeuroCap, now is the time for Brain Scientific to attract new investors who support our mission to modernize the brain diagnostic market and bridge the gap in neurological care.”

Brain Scientific’s proprietary, clinical-grade neurological diagnostic devices are powered by machine learning algorithms that utilize big data analysis to optimize efficacy in diagnosis and patient care. Each NeuroCap headset features 19 active EEG channels and 22 electrodes located in accordance with 10-20 international systems. NeuroCap is compatible with NeuroEEG, a compact EEG device to acquire, record, transmit, and display electrical brain activity for patients of all ages. The Regulation A+ Offering will showcase NeuroCap, NeuroEEG, and future technologies from Brain Scientific to a wider network of potential investors with interests in the next generation medical technologies.

Brain Scientific has two FDA-cleared products and plans to continue its work in identifying and creating solutions that will establish innovative norms for clinicians around the world. As the current global pandemic continues to hospitalize patients, recent studies show 80% of them will develop neurological symptoms as a result of COVID-19. NeuroCap offers a needed solution for a wide range of medical facilities in need of rapid EEG testing, now and beyond the pandemic.

To learn more and to express interest in investing please visit:

www.brainscientific.com/invest-now/

Securities are offered and distributed pursuant to Regulation A+ through Dalmore Group LLC, registered broker dealer, member of FINRA (www.finra.org) and member of SIPC (www.sipc.org). Investors are encouraged to read the Offering Circular and exhibits and consult with their tax, legal, or financial professional prior to investing.

About Brain Scientific:

Brain Scientific is a commercial-stage healthcare company with two FDA-cleared products, providing next-gen solutions to the neurology market. The Company’s smart diagnostic devices and sensors simplify administration, shorten scan time and cut costs, allowing clinicians to make rapid decisions remotely and bridge the widening gap in access to neurological care. To learn more about our corporate strategy, devices or for investor relations please visit: www.brainscientific.com or email us at info@memorymd.com.

Forward-Looking Statements:

Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements. Forward-looking statements, which involve assumptions and describe our future plans, strategies and expectations, are generally identifiable by use of the words “may,” “should,” “would,” “will,” “could,” “scheduled,” “expect,” “anticipate,” “estimate,” “believe,” “intend,” “seek” or “project” or the negative of these words or other variations on these words or comparable terminology. Such forward-looking statements are not meant to predict or guarantee actual results, performance, events or circumstances, and may not be realized because they are based upon the Company's current projections, plans, objectives, beliefs, expectations, estimates, and assumptions, and are subject to several risks and uncertainties and other influences, many of which the Company has no control. Actual results and the timing of certain events and circumstances may differ materially from those described by the forward-looking statements as a result of these risks and uncertainties. Factors that may influence or contribute to the inaccuracy of the forward-looking statements or cause actual results to differ materially from expected or desired results may include, without limitation, the Company's inability to obtain additional financing, the significant length of time and resources associated with the development of our products and related insufficient cash flows and resulting illiquidity, the Company's inability to expand its business, significant government regulation of medical devices and the healthcare industry, lack of product diversification, volatility in the price of the Company's raw materials and the Company's failure to implement the Company's business plans or strategies. These and other factors are identified and described in more detail in the Company's filings with the SEC. The Company does not undertake to update these forward-looking statements. Past performance is not a guarantee of future results. Investments are risky and may lose value including complete loss of invested capital.